Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT
Man Sang International (B.V.I.) Limited
and
Cafoong Limited

                         , 2009

i

REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of                          , 2009, by and among Man Sang International (B.V.I) Limited (the “Company”), a company incorporated under the laws of the British Virgin Islands, and Cafoong Limited, a company incorporated under the laws of the British Virgin Islands (the “Investor”).
          WHEREAS, the Company has entered into an agreement and plan of dissolution and liquidation (the “Liquidation Agreement”) with Man Sang Holdings, Inc. (“Man Sang Holdings”) dated July 24, 2009, pursuant to the terms of which Man Sang Holdings will, after payment or provision for payment of its liabilities and obligations, dissolve, liquidate and distribute all of its remaining assets to the holders of its outstanding shares of the common stock, par value US$0.001 per share (“Man Sang Holdings Common Stock”) and the preferred stock, par value US$0.001 per share (“Man Sang Holdings Preferred Stock”), upon the terms and subject to the conditions of the Liquidation Agreement pursuant to a plan of complete dissolution of Man Sang Holdings and in accordance with Chapter 78 of the Nevada Revised Statutes, and the Company shall contractually assume all rights, title, obligations and liabilities of Man Sang Holdings;
          WHEREAS, as a result of the liquidation of Man Sang Holdings, the Investor will receive ordinary shares, par value US$0.001 per share (“Man Sang BVI Ordinary Shares”) of the Company and preferred shares, par value US$0.001 per share (“Man Sang BVI Preferred Shares”) of the Company;
          WHEREAS, as a condition precedent to the Liquidation Agreement, the Investor has executed and delivered an affiliate letter to the Company, pursuant to which the Investor has acknowledged and agreed that (1) it may be deemed to be an affiliate of the Company; and (2) its ability to sell, pledge, assign or otherwise dispose of the Man Sang BVI Ordinary Shares may be restricted unless the sale, pledge, assignment or disposition is registered under the Securities Act or an exemption from the Securities Act is available, and the Company has agreed to register the sale, transfer or other disposition of the Man Sang BVI Ordinary Shares and/or Man Sang BVI Preferred Shares; and
          WHEREAS, the Company and the Investor have entered into this Agreement to provide the Investor and their successors and permitted assignees with the registration rights described in this Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound thereby, the parties hereto hereby agree as follows:
1.	Definitions. For purposes of this agreement:

(a)	The term “1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.

(b)	An “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by,

or is under common control with, the person specified. A person shall be deemed to control another person if such first person possesses directly and indirectly the power to direct, or cause the direction of, the management and policies of the second person, whether through the ownership of voting securities, by contract or otherwise.

(c)	The term “Form F-3” mean such form under the Securities Act as in effect on the date hereof or any successor forms.

(d)	The term “Holder” means any person owning or having the right to acquire Registrable Securities or any transferee or assignee thereof in accordance with Section 11 hereof; provided, however, that any person who acquires any of the Registrable Securities in a distribution pursuant to a registration statement filed by the Company under the Securities Act (other than the acquisition by the Investor of the Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares pursuant to the its Form F-4 as described in the Liquidation Agreement) or pursuant to a public sale under Rule 144 or Rule 145 under the Securities Act or any similar or successor rule shall not be considered a Holder.

(e)	The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f)	The term “Registrable Securities” means (i) the Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares acquired by the Investor pursuant to the Form F-4 of the Company as described in the Liquidation Agreement; and (ii) any Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares issuable upon conversion, exercise, or exchange of other securities of the Company from time to time; and (iii) any Man Sang BVI Ordinary Shares and Man Sang BVI Preferred Shares and other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, any of these securities or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization of the Company; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities (A) registered and sold pursuant to the Securities Act, (B) sold to the public pursuant to Rule 144 under the Securities Act (“Rule 144”), or (C) which could then be sold in their entirety pursuant to Rule 144(b)(1) under the Securities Act.

(g)	The term “SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(h)	The term “Securities Act” means the U.S. Securities Act of 1933, as amended.

2.	Request for Registration

(a)	Subject to the terms and conditions of this Section 2, if the Company shall receive at any time following the effective time of the dissolution and liquidation of Man Sang Holdings, a written request from the Holders (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by the Initiating Holders, then the Company shall, within 20 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company, so long as the expected aggregate price to the public (net of any underwriters’ discounts or commissions) in the sale of the Registrable Securities under the registration statement is not less than US$500,000. Holders requesting registration of Registrable Securities in response to the Company’s notice given pursuant to this Section 2(a) are herein referred to as “Participating Holders.”
(b)	If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Participating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Participating Holders which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the underwriter advises the Company and the Initiating Holders that marketing factors require a limitation of the number of securities underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. The Registrable Securities to be excluded or withdrawn shall be determined in the following sequence: (i) securities held by any persons other than the Holders, including persons having a contractual, incidental “piggy back” right to include such securities in the registration statement, (ii) securities sought to be registered by the Company, and (iii) Registrable Securities held by the Holders.

(c)	The Company shall not be required to effect a registration pursuant to this Section 2:
(i)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or

(ii)	after the Company has effected two registrations pursuant to this Section 2, and such registrations have been declared or ordered effective and remained effective for the period required by Section 5(a); or

(iii)	if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company or its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement would be required to remain effective, because such action would (A) materially interfere with a significant financing, acquisition, corporate reorganization, or other similar transaction involving the Company; (B) require premature disclosure of any financing, material transaction or other material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with the requirements of the Securities Act or 1934 Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any 12-month period.
3.	Piggy Back Registration

(a)	If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares of the same class as the Registrable Securities proposed to be included in such registration as provided in this Section 2, in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company share option plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 17(f), the Company shall, subject to the provisions of Section 3(c), use its reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 8 hereof.

(c)	Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the

Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below fifty percent (50%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
4.	Form F-3 Registration. At any time when the Company is eligible to file a registration statement on Form F-3, the Holders of Registrable Securities may require the Company to file a registration statement on Form F-3. In case the Company shall receive from the Holders of Registrable Securities a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)	promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

(b)	use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4:
(i)	if Form F-3 is not available for such offering by the Holders;

(ii)	if the Holders propose to sell Registrable Securities and such other securities (if any) at an expected aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$500,000;

(iii)	if the Company shall furnish to the Holders a certificate signed by the chief executive officer or chairman of the board of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form F-3 Registration to either become effective or remain effective for as long as such registration statement would be required to remain effective, because such action would (A) materially interfere with a significant financing, acquisition, corporate reorganization, or other similar transaction involving the Company;

(B) require premature disclosure of any financing, material transaction or other material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with the requirements of the Securities Act or 1934 Act, then the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 4; provided, however, that the Company shall not utilize this right more than once in any 12 month period;
(iv)	if the Company has, within the 12 month period preceding the date of such request, already effected one registration on Form F-3 for the Holders pursuant to this Section 4; or

(v)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;
(c)	subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 4 shall not be counted as requests for registration effected pursuant to Sections 2.

5.	Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)	prepare and file with the SEC a registration statement with respect to such Registrable Securities as expeditiously as reasonably possible (and in any event within 120 days) and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b)	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)	furnish to the Holders such numbers of copies of a registration statement, each amendment thereto, a prospectus, including a preliminary prospectus, each supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them that have been or will be registered and if required in order to comply with their obligations, if any, to deliver a prospectus under the requirements of Section 4(3) of the Securities Act and provided that, in relation to a Holder, such obligation will be deemed satisfied if such prospectuses or other documents are filed with the SEC and available to the public generally;
(d)	use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

(e)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)	notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly amend or supplement the registration statement to cure such defect;

(g)	provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)	advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(i)	provide such information as is required for any filings required to be made with the Financial Industry Regulatory Authority;

(j)	otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months, beginning with the first full calendar month after the effective date of a registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)	use its best efforts to cooperate with the Holder in the disposition of the Registrable Securities covered by such registration statement, including without limitation in the case of an underwritten offering pursuant to Section 2 causing key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the judgement of such managing underwriter believes to be appropriate for such underwritten offering;
(l)	use its best efforts to obtain all legal opinions, auditors’ consents and comfort letters and experts cooperation as may be required of (i) an opinion of counsel for the Company and (ii) a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities;

(m)	use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed, if such Registrable Securities are not already so listed; and

(n)	in connection with the preparation and filing of each registration statement under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the Holders and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto and any related underwriting agreement or other document to be filed, and give each of the aforementioned persons such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders, underwriters, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act.

6.	Information From Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company may reasonably request in writing and which shall be required to effect the registration of such Holder’s Registrable Securities.

7.	Underwriting Agreements. No Holders shall be required to make, and the Company shall use its best efforts to ensure that no underwriter requires any Holder to make, any representations and warranties to or agreements with any underwriter in a registration effected pursuant to Sections 2, 3 or 4 other than customary representations and warranties and agreements relating to such Holders title to Registrable Securities and authority to enter into the underwriting agreement and indemnities relating to information regarding such Holder and its intended method of distribution provided by such Holder in writing expressly for use in the registration statement; and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of any underwriters shall also be made to and for the benefit of such Holders of Registrable Securities.

8.	Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 and 4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.
9.	Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a)	In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless each Holder and each seller of Registrable Securities, their respective partners, directors and officers, and each other person, if any, who controls any such Holder or seller within the meaning of Section 15 of the Securities Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, the 1934 Act, any other securities or other law of jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary, prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding. The indemnities of the Company contained in this Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of Registrable Securities.

(b)	In the event of any registration of Registrable Securities pursuant to this Agreement, each selling Holder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a) hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person (other than such seller), if any, who controls the Company within the meaning of Section 15 of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated therein, if and only if such statement or omission was made in reliance upon and in conformity with written information regarding such Holder furnished to the Company by or on behalf of such Holder expressly for inclusion therein.

(c)	Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Section 9, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defence thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to such an indemnifying party), and after notice from an indemnifying party to such indemnified party of its election so to assume the defence thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defence of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such indemnified party in connection with the defence of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)	If the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)	The liability of each Holder in respect of any indemnification or contribution obligation of such Holder arising under this Section 9 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

(f)	The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

10.	Reports Under 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

(a)	make and keep public information available, as those terms are understood and defined in SEC Rule 144, until the earlier of (i) such date as all of the Registrable Securities may be resold pursuant to Rule 144(b)(1) or any other rule of similar effect or (ii) such date as all of the Registrable Securities shall have been resold;

(b)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

(c)	furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

11.	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided: (i) the Company is, within a reasonable time after such transfer, furnished by such Holder with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

12.	“Market Stand-Off” Agreement. If requested by the Company and an underwriter of common stock (or other securities) of the Company, a shareholder shall not sell or otherwise transfer or dispose of any common stock (or other securities) of the Company held by such shareholder (other than those included in the registration) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company and all holders of at least five percent (5%) of the Company’s voting securities are bound by and have entered into similar agreements. The Company may place restrictive legends on the certificates representing Registrable Securities and impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of the said 180-day period.

13.	Termination of Registration Rights.

(a)	Except as set forth in paragraph (b), the Holders’ registration rights provided for in this Agreement shall terminate following the time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Securities Act.

(b)	The provisions of paragraph (a) above shall not apply to any Holder who owns more than 5% of the Company’s outstanding share capital until the earlier of (i) such time as such Holder owns less than 5% of the Company’s outstanding share capital or (ii) the date on which all Registrable Securities owned by such Holder can be sold without restriction or registration.
14.	Delay of Registration. No Holder shall have any rights to take any actions to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

15.	Future Changes in Registration Requirements. If the registration requirements under the Securities Act are amended or eliminated to accommodate a “Company registration” or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, the Company shall use reasonable efforts to provide Holders of Registrable Securities equivalent benefits to those provided under this Agreement.

16.	Reorganizations. If the Company engages in any reorganization or restructuring or other transaction (including without limitation a transaction effected primarily to change its jurisdiction of organization) in which the Company or its successor or assignee is a wholly owned subsidiary of another entity, then as a condition to such transaction, the Company shall ensure that the ultimate parent entity assumes all of the Company’s obligations hereunder as if it were the Company.

17.	Miscellaneous

(a)	Binding Effect. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).

(b)	Successors and Assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to those contracts to be performed entirely within the State of New York.

(d)	Counterparts. This Agreement may be signed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(e)	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)	Notices. All notices and other communications required or permitted under this

Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to the Investor, to the address set forth on the such Investor’s signature page to this Agreement.

If to the Company:
Man Sang International (B.V.I.) Limited
Suite 2208, 22/F, Sun Life Tower
The Gateway, 15 Canton Road
Tsimshatsui
Kowloon, Hong Kong
Attention: Martin Pak
in each case, a copy (for information only) shall be provided to:
Baker & McKenzie
14/F, Hutchison House
10 Harcourt Road
Central, Hong Kong
Attention: Brian Spires
All such notices and other communications will be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery, (c) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (d) in the case of mailing, on the fifth business day following mailing.

(g)	Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any prior understandings, oral or written.

(h)	Amendments and Waivers. This Agreement may not be changed, discharged or terminated (except as expressly provided herein) without the written consent of each of the parties hereto, and no provision hereof may be waived without the written consent of the party to be bound thereby.

(i)	Severability. To the extent permitted by applicable law, the illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining portions of this Agreement.

(j)	Aggregation of Shares. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(k)	No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
COMPANY:

MAN SANG INTERNATIONAL (B.V.I) LIMITED

By:

Name:
Title:
INVESTOR:

CAFOONG LIMITED

By:

Name:
Title:
Address:
[Registration Rights Agreement Signature Page]